Exhibit 99.1

Contact:	Christine Rogers Saenz (investor relations)	Francesca Marraro (media relations)
	(212) 857-5986	(212) 857-5442
	crogers@hms.com	fmarraro@hms.com
HMS HOLDINGS CORP. REVISES 2008 FULL YEAR EPS GUIDANCE
NEW YORK, N.Y., January 13, 2009 – HMS Holdings Corp. (NASDAQ: HMSY) today announced it is updating its earnings guidance for the fiscal year ending December 31, 2008. Due to better than forecasted business performance for the fourth quarter of 2008, the Company is revising its 2008 full year EPS guidance from $0.77 to a range of $0.78 — $0.79. The revised guidance results in a fourth quarter 2008 EPS range of $0.24 — $0.25.
The company is not providing any further details regarding the 2008 full year result as it is in its year end closing process.
HMS Holdings Corp. (NASDAQ: HMSY) is the nation’s leader in coordination of benefits and program integrity services for government healthcare programs. The company’s clients include health and human services programs in more than 40 states, 80 Medicaid managed care plans, the Centers for Medicare and Medicaid Services (CMS), and Veterans Administration facilities. HMS helps ensure that healthcare claims are paid correctly and by the responsible party. As a result of the company’s services, government healthcare programs recover over $1 billion annually, and avoid billions of dollars more in erroneous payments.
###